UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2022

CDW Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35985	26-0273989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Tri-State International

Lincolnshire, Illinois 60069

(Address of Principal Executive Offices) (Zip Code)

(847) 465-6000

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CDW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CDW Corporation (“CDW” or the “Company”) today announced that Peter R. Locy will be joining the Company as its Vice President, Controller and Chief Accounting Officer on May 9, 2022. Mr. Locy, age 41, will join CDW from Kemper Corporation, a diversified insurance holding company, where he served as Senior Vice President – Corporate Controller since March 2020. Prior to Kemper Corporation, Mr. Locy served as Vice President – Controller for Allianz Global Risks US Insurance Company, a corporate insurance carrier, from April 2015 to March 2020. He also served as Assistant Vice President – Statutory Reporting (June 2014 – April 2015) and Director – Investments and Treasury (February 2012 – June 2014) at CNA Financial Corporation and in various positions up to Senior Manager at KPMG LLP from 2004 to 2012.

Mr. Locy’s compensation will consist of an annual base salary of $350,000, an annual bonus target under the Company’s Senior Management Incentive Plan of $210,000 and an annual target award under the Company’s 2021 Long-Term Incentive Plan of $190,000. Additionally, to compensate Mr. Locy for awards forfeited at his prior employer, he will receive a one-time grant of restricted stock units with a target value as of the grant date of $276,700. Mr. Locy also will participate in the Company’s Vice President and Director-level Management Compensation Protection Plan (the “Plan”), which provides six months of severance payments and benefits and outplacement in the event of a qualifying termination under the Plan. As a condition to his participation in the Plan, Mr. Locy will execute a Noncompetition Agreement that includes six-month noncompetition and twelve-month nonsolicitation restrictions and provisions regarding confidentiality and intellectual property. If he breaches the Noncompetition Agreement, all severance payments and benefits under the Plan cease and he must repay to the Company all severance payments and benefits received under the Plan.

Mr. Locy has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company, and there are no transactions between Mr. Locy and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Ilaria Mocciaro stepped down from her position as the Company’s Vice President, Controller and Chief Accounting Officer as of April 18, 2022 and will continue to provide services to the Company until September 2022 to assist with the transition. Al Miralles, Senior Vice President and Chief Financial Officer of the Company, will serve as the interim principal accounting officer of the Company from April 18, 2022 until Mr. Locy joins the Company on May 9, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: April 19, 2022	/s/ Albert J. Miralles
Albert J. Miralles
Senior Vice President & Chief Financial Officer